                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-84825 and No. 333-90795) of Healtheon/WebMD Corporation of our report dated February 29, 2000, with respect to the consolidated financial statements of Healtheon/WebMD Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                         /s/ Ernst & Young LLP

Atlanta, Georgia
March 30, 2000